Exhibit 99.1

601 East Beardsley Avenue, Elkhart, Indiana 46514-3305

THOR INDUSTRIES ACQUIRES AIRXCEL, A LEADING SUPPLIER OF OEM AND AFTERMARKET RV PARTS AND ACCESSORIES
Acquisition Allows THOR the Ability to Strengthen its Supply Chain in Challenging Environment
THOR Also Expands its Asset-Based Credit Facility From $750 million to $1.0 Billion

ELKHART, Ind., September 1, 2021 – THOR Industries, Inc. (NYSE: THO) announced it has acquired Wichita, Kansas-based AirX Intermediate, Inc. (“Airxcel”) with the transaction closing effective September 1, 2021. Airxcel manufactures a comprehensive line of high-quality RV products which they sell to original equipment manufacturers (OEMs) as well as consumers via aftermarket sales through dealers and retailers. The purchase price is $750 million, subject to standard post-closing adjustments, and was funded through a combination cash-on-hand and $625 million from THOR’s expanded Asset-Based Credit Facility (ABL).

Financial Highlights

•	Airxcel generated annual pro forma revenue of approximately $680 million
•	The purchase price is approximately 7.6x estimated, adjusted EBITDA for calendar year 2021
•	Approximately 80% of Airxcel’s revenues are from OEM sales with the remaining 20% from aftermarket sales
•	Approximately 30% of Airxcel’s OEM revenues were generated from sales to subsidiaries of THOR Industries, Inc.
•	The acquisition is consistent with THOR’s long-term strategic growth plan to grow sales and enhance consolidated gross margins
•	The acquisition is expected to be accretive to THOR’s fiscal year 2022 earnings

Transaction Benefits

The acquisition of Airxcel by THOR provides significant long-term, strategic benefits to THOR, including:

•	Strengthening the THOR and broader RV supply chain
o	With increased investment, Airxcel will be an even more reliable supply partner to the RV industry expanding its offering of functionally critical components

•	Diversifying and growing THOR’s revenue streams with enhanced gross margin, particularly in the aftermarket business
o	With revenue from both OEM and aftermarket sales, Airxcel’s businesses diversify THOR’s existing revenue streams and gross profit mix
o	Broadening of THOR’s product offerings to the RV aftermarket, a growing and recurring revenue stream that benefits from enhanced gross margins

•	Expanding THOR’s Innovation Focus
o	Acquisition will allow for even closer collaboration between OEM customers of Airxcel on new, innovative products and features desired by RV OEM manufacturers, RV dealers and end consumers

•	Opportunity to Enter New Product Segments with THOR Investment
o	Potential to expand Airxcel’s supply chain business in North America and Europe over time to meet increased RV OEM and aftermarket demand

Overview of Airxcel

Airxcel manufactures and sells a comprehensive line of functionally critical, branded products to the RV industry including:

•	Coleman-Mach rooftop air conditioners, heat pumps, thermostats and accessories
•	Suburban furnaces, water heaters and cooking appliances
•	MAXXAIR ventilation solutions
•	Aqua-Hot hydronic heating systems
•	Dicor roofing products, sealants, coatings, wheels and more
•	Vixen Composites fiberglass reinforced plastic and custom composite panels
•	CAN Italian cooking appliances, sinks and accessories
•	Cleer Vision windows and tempered glass
•	MCD roller shades
•	United Shade window shades

Airxcel began in 1991 as a divesture of the Coleman RV Air Conditioner division. The company has continued to grow through innovative product development, market expansion, and strategic acquisitions. The Airxcel RV Group provides industry-leading products in recreational vehicle heating, cooling, ventilation, cooking, window covering, side wall, and roofing materials under the current brands: Aqua-Hot, CAN, Coleman-Mach, Dicor Products, United Shade, Vixen Composites, Maxxair, MCD, and Suburban. Airxcel's employees are based in five facilities across the U.S. and in Italy, where they design, manufacture, and distribute products all over the world. For additional information, please visit: www.Airxcel.com.

“We are excited to welcome Airxcel to the THOR Industries family. Airxcel has been a long-time business partner to THOR and the RV industry, supplying some of the highest-quality products over decades to the RV industry. There were a number of factors that made this acquisition a compelling and timely fit for THOR, including (i) the strength of their management team and dedicated workforce, (ii) the quality of their products and reputation for innovation, (iii) the long-standing relationships with both OEM and aftermarket customers and, (iv) in the face of so many supply chain challenges over the past year, the ability to invest in the growth of a key supplier for THOR and the RV industry both in North America and Europe. We believe the long-term growth potential for the RV industry remains very positive, and this acquisition reflects our confidence that the RV industry will continue to grow. Airxcel will operate independently in THOR’s decentralized business structure, and we will govern this business much like we have managed our Postle Aluminum supply company post acquisition. Airxcel will operate at arm’s length from THOR’s RV OEM companies and will sell to the various THOR brands as they would any other OEM in the RV industry. Importantly, the current management team at Airxcel will continue operating the business and serving their diverse customer base while gaining access to the financial strength of THOR to support their growth,” said Bob Martin, President and CEO of THOR Industries.

“We have had a long history as a key supplier to the RV industry and to THOR and its many brands specifically, and we are excited to become part of the THOR family of companies,” said Airxcel’s CEO Jeff Rutherford. “Under THOR’s ownership, Airxcel will continue its long-standing relationship with manufacturers and aftermarket providers throughout the RV industry without interruption, while continuing to develop, manufacture and sell high-quality, innovative RV product solutions,” concluded Rutherford.

Transaction Financing

Thor funded the acquisition of Airxcel from a combination of cash on-hand and its ABL facility. In conjunction with the Airxcel acquisition, THOR expanded its Asset-Based Credit Facility from $750 million to $1.0 billion under favorable terms for THOR. “Consistent with our stated capital allocation priorities, we expect to remain focused on paying down our outstanding debt balances from future net cash generated from operations,” said Colleen Zuhl, THOR Industries’ Senior Vice President and Chief Financial Officer.

Supplemental Materials

THOR Industries has provided a presentation relating to its acquisition of Airxcel on its website. To view these materials, go to http://ir.thorindustries.com.

About THOR Industries, Inc.

THOR Industries is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This release includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the COVID-19 pandemic, along with the responses to contain the spread of the virus by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our labor force, our production or other aspects of our business and which may have a negative impact on our consolidated results of operations, financial position, cash flows and liquidity; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and, specifically, on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2020.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Mark Trinske, Vice President of Investor Relations

mtrinske@thorindustries.com

(574) 970-7912